SIXTH AMENDMENT TO
                              EMPLOYMENT AGREEMENT

                  This SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT is made as of the 3rd day of June, 2002 by and between CHECKPOINT SYSTEMS, INC.
("CSI") and MICHAEL E. SMITH ("Executive").

                  WHEREAS, CSI and Executive are parties to an Employment Agreement dated July 1, 1995, as amended as of July 1, 1997, March 25, 1999, July 17, 2001, January 1, 2002 and March 6, 2002 ("Agreement"); and

                  WHEREAS, CSI has determined it is in its best interests to modify the Agreement by providing various incentives as described herein in order to encourage the Executive to continue with his employment as indicated herein;

                  NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, and intending to be bound hereby, the parties agree as follows:

                  1. Paragraph 3 of the Fifth Amendment to Employment Agreement dated as of March 6, 2002 ("Fifth Amendment") shall be deleted in its entirety, and the following provision shall apply:

                  "The extension of the Term as provided in Section 1 of the Fifth Amendment, shall not be considered as an "extension or new agreement" for purposes of determining Executive's entitlement to severance benefits as provided in Section 6.E. Therefore, should Executive's employment be terminated for any reason, prior to July 15, 2002 with or without cause (excluding a voluntary termination by Executive prior to July 15, 2002)[1], in addition to his Base Salary paid through July 15, 2002, Executive shall be entitled to receive: (i) severance pay for a period of thirty (30) months consisting of the payment of one hundred percent (100%) of Executive's monthly Base Salary as of March 1, 2002; (ii) continuation of health insurance benefits, life and disability insurance benefits for the thirty (30) month period; (iii) the cash equivalent of vacation previously earned and not taken to which Executive is entitled under CIS policy; the approximate cost of outplacement services, i.e., Seventy-Five Thousand Dollars ($75,000.00), 401K benefits for the thirty (30) month period; and (iv) an incentive plan bonus of One Hundred Fifty Three Thousand Dollars ($153,000.00). The benefits described in (i), (iii) and (iv) shall be paid in a lump sum on July 15, 2002. If Executive voluntarily terminates his employment prior to July 15, 2002, and does not offer to continue to remain in his position through July 15, 2002, Executive shall be entitled to receive severance pay for a period of thirty (30) months consisting of the payment of one hundred percent (100%) of Executive's monthly Base Salary as of February 28, 2002 payable on the date of termination, and continuation of health insurance benefits, life and disability insurance benefits and 401(K) benefits for the thirty (30) month period.

                  2. The Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and cannot be changed or terminated orally. To the extent not inconsistent with this Sixth Amendment, the Employment Agreement of July 1, 1995, as amended prior to the date hereof, is hereby ratified and confirmed. No modification or waiver of any of the provisions hereof shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

ATTEST:                                     CHECKPOINT SYSTEMS, INC.



                                            By: /s/ R. Keith Elliott
                                                -----------------------------
                                                Chairman of the Board

WITNESS:


                                               /s/ Michael E. Smith
---------------------------------           ----------------------------------


[1] If Executive, prior to July 15, 2002, notifies CSI of his intention to terminate his employment but offers to remain in his position through July 15, 2002, such early termination shall not be considered a voluntary termination by Executive, even if CSI releases him or consents to his departure prior to July 15, 2002.